EXHIBIT 10.1

COMMON STOCK REPURCHASE AND OPTION EXCHANGE AGREEMENT
THIS COMMON STOCK REPURCHASE AND OPTION EXCHANGE AGREEMENT (the “Agreement”) is entered into as of May 17, 2020 by and between A10 Networks, Inc., a Delaware corporation (the “Company”), and Lee Chen (the “Stockholder”).
RECITALS

WHEREAS, the Stockholder is the holder of 9,873,424 shares of the Company’s common stock (the “Common Stock”);
WHEREAS, the Stockholder desires to sell, and the Company desires to repurchase, 2,200,000 shares of Common Stock (the “Shares”) on the terms and subject to the conditions set forth in this Agreement (the “Repurchase”);
WHEREAS, the Stockholder is the holder of an option to purchase 282,500 shares of Common Stock at $5.52 per share granted on February 12, 2016 pursuant to the terms and conditions of a stock option agreement and the Company’s 2014 Equity Incentive Plan (the “Stock Option”); and
WHEREAS, the parties desire to cancel the Stock Option in exchange for a cash payment on the terms and subject to the conditions set forth in this Agreement (the “Option Exchange”).
NOW, THEREFORE, in consideration of the promises, covenants and agreements herein contained, the parties agree as follows:
AGREEMENT

SECTION 1.	REPURCHASE OF SHARES AND EXCHANGE OF OPTION FOR CASH.

1.1    Repurchase. At the Closing (as defined below), the Company hereby agrees to repurchase from the Stockholder, and the Stockholder hereby agrees to sell, assign and transfer to the Company, all of the Stockholder’s right, title and interest in and to the Shares at the per Share price of $6.00, for an aggregate repurchase price of $13,200,000.00 (the “Repurchase Amount”). Promptly following the execution of this Agreement, the Stockholder shall complete and execute a Transfer Request Form, bearing an appropriate medallion signature guarantee, in the form attached hereto as Exhibit A (the “Transfer Request Form”), and at the Closing shall deliver the Transfer Request Form. The Repurchase Amount shall be paid by wire transfer of immediately available funds to an account or accounts to be designated by the Stockholder.

1.2    Option Cancellation. At the Closing, the Company hereby agrees to cancel the Stock Option, and the Stockholder hereby agrees to surrender the Stock Option for cancellation, in exchange for the payment of $135,600 (the “Option Exchange Amount”), subject to applicable tax withholding. The Option Exchange Amount, net of applicable tax withholding, shall be paid by cash, check or wire transfer of immediately available funds to an account or accounts to be designated by the Stockholder.

1.3    Closing. The closing of the Repurchase and the Option Exchange (the “Closing”) shall take place at the offices of the Company, 2300 Orchard Parkway, San Jose, California on the date hereof, or at such other time and place as the parties hereto shall mutually agree. The obligations of the Company to repurchase the Shares in the Repurchase and pay the Option Exchange Amount shall be subject to the accuracy of the representations and warranties on the part of the Stockholder contained herein as of the date hereof and as of the date of the Closing and to the performance by the Stockholder of his obligations hereunder. The obligations of the Stockholder to sell the Shares in the Repurchase and surrender the Stock Option for cancellation shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and as of the date of the Closing and to the performance by the Company of its obligations hereunder.

1.4    Termination of Rights as the Stockholder. Upon payment of the Repurchase Amount and completion of the Repurchase in accordance with the terms of this Agreement, the Shares shall cease to be outstanding for any and all purposes, and the Stockholder shall no longer have any rights as a holder of the Shares, including any rights that the Stockholder may have had under the Company’s Certificate of Incorporation or otherwise as a holder of the Shares.

1.5    Termination of Rights as Optionee. Upon the payment of the Option Exchange Amount and completion of the Option Exchange in accordance with the terms of this Agreement, the Stock Option shall cease to be outstanding for any and all purposes, neither the Stockholder nor any other person shall have any rights as a holder of the Stock Option.

SECTION 2.	STOCKHOLDER REPRESENTATIONS AND WARRANTIES.

In connection with the transactions provided for hereby, the Stockholder represents and warrants to the Company as follows:
2.1    Ownership of Shares. The Stockholder has good and marketable right, title and interest (legal and beneficial) in and to all of the Shares, free and clear of all liens, pledges, security interests, charges, claims, equity or encumbrances of any kind. Upon paying for the Shares in accordance with this Agreement, the Company will acquire good and marketable title to the Shares, free and clear of all liens, pledges, security interests, charges, claims, equity or encumbrances of any kind. No person other than the Stockholder has any legal or beneficial interest in the Stock Option. As of the date hereof, and after giving effect to the transactions contemplated by this Agreement, the Stockholder holds an aggregate of 7,673,424 shares of the Company’s Common Stock, and all such shares are held in the Stockholder’s brokerage accounts identified in writing by the Stockholder to the Company, and the Stockholder has no other right, title or interest (including beneficial interest) in or rights to acquire Common Stock of the Company.

2.2    Authorization. The Stockholder has all necessary right, capacity, power and authority to execute, deliver and perform the Stockholder’s obligations under this Agreement and all agreements, instruments and documents contemplated hereby and to sell and deliver the Shares being sold hereunder and to surrender the Stock Option for the Option Exchange, and this Agreement constitutes a valid and binding obligation of the Stockholder.

2.3    No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach by the Stockholder of, or constitute a default by the Stockholder under, any agreement, instrument, decree, judgment or order to which the Stockholder is a party or by which the Stockholder may be bound.

2.4    Experience and Evaluation. By reason of the Stockholder’s business or financial experience or the business or financial experience of the Stockholder’s professional advisers who are unaffiliated with the Company and who are not compensated by the Company, the Stockholder has the capacity to protect the Stockholder’s own interests in connection with the sale of the Shares to the Company and the Option Exchange. The Stockholder is capable of evaluating the potential risks and benefits of the sale hereunder of the Shares and Option Exchange. Stockholder is sophisticated and capable of understanding and appreciating, and does understand and appreciate, that future events may occur that result in an increased value of the Shares owned by the Stockholder and subject to the Stock Option, and that the Stockholder would be deprived of the opportunity to participate in any gain that might have resulted if the Stockholder had not transferred the Shares owned by the Stockholder to the Company or surrendered the Stock Option for the Option Exchange hereunder.

2.5    Access to Information. The Stockholder represents that the Stockholder has access to and has carefully reviewed the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, all subsequent public filings of the Company with the Securities and Exchange Commission, other publicly available information regarding the Company, and such other information that it and its advisers deem necessary to make its decision to sell the Shares to the Company and surrender the Stock Option for the Option Exchange. The Stockholder further represents that the Stockholder has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company and to seek from the Company such additional information as the Stockholder has deemed necessary.

2.6    Tax Matters. The Stockholder has had an opportunity to review with the Stockholder’s tax advisers the federal, state, local and foreign tax consequences of the Repurchase and Option Exchange and the transactions contemplated by this Agreement. The Stockholder is relying solely on such advisers and not on any statements or representations of the Company or any of its agents. The Stockholder understands that the Stockholder (and not the Company) shall be responsible for the Stockholder’s tax liability and any related interest and penalties that may arise as a result of the transactions contemplated by this Agreement.

2.7    Finders. The Stockholder has not engaged any investment banker, broker, or finder in connection with the transactions contemplated hereunder, and no broker’s or similar fee is payable by the Stockholder or any of its affiliates in connection with the transfer of the Shares owned by the Stockholder or the surrender of the Stock Option for the Option Exchange hereunder.

2.8    Stabilization Activity. The Stockholder has not taken, directly or indirectly, any action designed to, or that would constitute or might reasonably be expected to cause or result in, under the Securities Exchange Act of 1934, as amended (and the rules and regulations promulgated thereunder) (the “Exchange Act”) or otherwise, stabilization or manipulation of the price of any security of the Company in connection with the transfer of the Shares owned by the Stockholder or the surrender of the Stock Option for the Option Exchange hereunder.

2.9    Certain Information. The Stockholder acknowledges and understands that (i) the Company possesses material nonpublic information not known to the Stockholder that may impact the value of the Common Stock (the “Information”), and that the Company is not disclosing the Information to the Stockholder. The Stockholder understands, based on its experience, the disadvantage to which the Stockholder is subject due to the disparity of information between the Stockholder and the Company. Notwithstanding such disparity, the Stockholder has deemed it appropriate to enter into this Agreement and to consummate the repurchase of the Shares and the Option Exchange. The Stockholder agrees that none of the Company, its affiliates, stockholders, directors, employees and agents shall have liability to the Stockholder or its agents, grantors or beneficiaries, whatsoever due to or in connection with the Company’s use or non-disclosure of the Information or otherwise as a result of the repurchase of the Shares or Option Exchange, and the Stockholder hereby irrevocably waives any claim that it might have based on the failure of the Company to disclose the Information.

SECTION 3.COMPANY REPRESENTATIONS AND WARRANTIES; COMPANY COVENANTS.

In connection with the transactions provided for hereby, the Company represents and warrants to the Stockholder as follows:
3.1    Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

3.2    Authorization. The Company has all necessary power and authority to execute, deliver and perform the Company’s obligations under this Agreement and all agreements, instruments and documents contemplated hereby and to purchase the Shares being sold hereunder, and this Agreement constitutes a valid and binding obligation of the Company.

3.3    No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) will not result in a breach by the Company of, or constitute a default by the Company under, any agreement, instrument, decree, judgment or order to which the Company is a party or by which the Company may be bound, and (ii) will not result in a breach or violation of any law, rule or regulation applicable to the Company, including the Securities Act of 1933, as amended (and the rules and regulations promulgated thereunder) (the “Securities Act”), the Exchange Act, and the rules and regulations of the New York Stock Exchange.

3.4    No Consents. No consent, approval, authorization, filing, order, registration or qualification of or with any court or governmental or regulatory agency or body is required in connection with the transactions contemplated hereby, other than as may be required under the Exchange Act.

3.5    Brokers. No broker or finder has acted for the Company in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder’s fee or other commissions in respect of such transactions.

3.6    Sufficient Funds. At the Closing, the Company will have sufficient funds available to deliver the Repurchase Amount and Option Exchange Amount in full and to consummate the transactions contemplated hereby.

3.7    Affiliate Status. Based on the Stockholder’s representations in Section 2.1, on the Closing Date and after giving effect to the transactions contemplated by this Agreement, the Stockholder will not be deemed an “affiliate” under Rule 405 of the Securities Act. Following (i) Stockholder’s delivery of the information required under Section 4.3 (confirming Stockholder’s compliance with the lock-up provisions of Section 4.1) and (ii) the date that Stockholder delivers an executed representation letter in the form attached as Exhibit B to the Company, the Company shall promptly cause the removal of any restrictive legend on each certificate, instrument or book entry representing the Stockholder’s remaining shares of Common Stock. Thereafter, the Company will not require a legal opinion or “no action” letter in any transaction in compliance with Rule 144 under the Securities Act (“Rule 144”). Further, the Company covenants to use commercially reasonable efforts to comply with the current public information requirements under Rule 144(c) under the Securities Act.

SECTION 4.LOCK-UP.

4.1    For a period commencing on the date of this Agreement until the date that is 90 days follow the date of this Agreement, the Stockholder shall not, directly or indirectly, without the Company’s prior written consent: (i) offer, pledge, sell, contract to sell, grant or enter into any option or contract to sell or otherwise dispose of, directly or indirectly, any shares of

Common Stock of the Company beneficially owned by Stockholder, or any securities convertible into, exercisable for or exchangeable for shares of Common Stock of the Company beneficially owned by Stockholder, including any transfers of shares of Common Stock beneficially owned by Stockholder (a) as a bona fide gift or gifts, (b) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of Stockholder or (c) by operation of law, such as pursuant to a qualified domestic order or as required by a divorce settlement; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock beneficially owned by Stockholder; whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

4.2    The Stockholder agrees that the Company may, and that the Stockholder will, (i) with respect to any shares of Common Stock or other Company securities for which the Stockholder is the record holder at the time of this Agreement or at any time during the term of this Agreement, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the Stockholder is the beneficial holder but not the record holder at the time of this Agreement or at any time during the term of this Agreement, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

4.3    Stockholder agrees to deliver to the Company on each of (i) the day that is 30 days following the date of this Agreement, (ii) the day that is 60 days following the date of this Agreement and (iii) the day that is 90 days following the date of this Agreement (or the next business day if such day in any of (i), (ii) or (iii) falls on a weekend) a true and correct statement setting forth all shares of Common Stock of the Company beneficially owned by Stockholder, or any securities convertible into, exercisable for or exchangeable for shares of Common Stock of the Company beneficially owned by Stockholder as of a date within 5 business days of such delivery date, in a form reasonably acceptable to the Company.

SECTION 5.VOTING.

For a period commencing on the date of this Agreement until the date that is 180 days follow the date of this Agreement, at each annual or special meeting of Company’s stockholders or action by written consent, the Stockholder will (i) cause all Voting Securities that are beneficially owned by him to be present for quorum purposes, if applicable and (ii) vote, or cause to be voted, all Voting Securities beneficially owned by him in a manner consistent with the recommendation of the Company’s Board of Directors. Notwithstanding the prior sentence, the Stockholder will have the right to vote in his sole discretion with respect to any proposal to approve any contract or transaction between the Company and one or more of its directors, or between the Company and any other corporation, partnership, association, or other organization in which one or more of the Company’s directors, are directors or officers, or have a financial interest, and on any matter related to the election or removal of directors. “Voting Securities” means shares of the Company’s Common Stock and any other securities of the Company entitled to vote in the election of directors.
SECTION 6.ADJUSTMENTS.

Whenever a particular number is specified herein, including, without limitation, the number of shares or price per share, such number shall be adjusted to reflect any stock dividends, stock splits, reverse stock splits, combinations or other reclassifications of stock or any similar transactions and appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the Company and the Stockholder under this Agreement.
SECTION 7.SUCCESSORS AND ASSIGNS.

Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
SECTION 8.GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, except the choice-of-law provisions thereof.
SECTION 9.WAIVER OF JURY TRIAL.

EACH OF THE PARTIES TO THIS AGREEMENT, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY OF THEM. No party to this Agreement will seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.
SECTION 10.SPECIFIC PERFORMANCE.

Each party to this Agreement acknowledges and agrees that money damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by it and that, in the event of any breach or threatened breach of this Agreement, (a) the party seeking specific performance will be entitled to injunctive and other equitable relief, without proof of actual damages; (b) the party against whom specific performance is sought will not plead in defense that there would be an adequate remedy at law; and (c) the party against whom specific performance is sought agrees to waive any applicable right or requirement that a bond be posted. Such remedies will not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies available at law or in equity.
SECTION 11.ENTIRE AGREEMENT.

This Agreement contains the entire understanding of the parties, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof, except as expressly referred to herein.
SECTION 12.AMENDMENTS AND WAIVERS.

Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Stockholder and the Company.
SECTION 13.FURTHER ACTION.

Each party hereto agrees to execute any additional documents and to take any further action as may be necessary or desirable in order to implement the transactions contemplated by this Agreement.
SECTION 14.SURVIVAL.

The representations and warranties herein shall survive the Closing.
SECTION 15.SEVERABILITY.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
SECTION 16.NOTICES.

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile or electronic mail, if sent during normal business hours of the recipient or, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this SECTION 16).
SECTION 17.REPRESENTATION BY COUNSEL.

Each of the parties to this Agreement acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each party to this Agreement and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts of this Agreement exchanged among the parties to this Agreement will be deemed the work product of all of the parties to this Agreement and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is expressly waived by each of the parties to this Agreement, and any controversy over interpretations of this Agreement will be decided without regard to events of drafting or preparation.
SECTION 18.COUNTERPARTS.

This Agreement and any amendments to this Agreement may be executed in one or more textually-identical counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties to this Agreement and delivered to the other parties to this Agreement, it being understood that all parties to this Agreement need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party to this Agreement may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party to this Agreement forever waives any such defense, except to the extent such defense relates to lack of authenticity.
IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the day and year first above written.

COMPANY:

A10 Networks, Inc.

By:	/s/ Robert Cochran
Name:	Robert Cochran
Title:	EVP, Legal and Corporate Collaboration

STOCKHOLDER:

By:	/s/ Lee Chen
Name:	Lee Chen

EXHIBIT A
Transfer Request Form

EXHIBIT B
A10 Networks, Inc.
2300 Orchard Parkway
San Jose, California 95131

Re: Removal of Restrictive Legend from_____________________________ shares of Common Stock (the “Shares”) of A10 Networks, Inc. (the “Issuer”) Pursuant to SEC Rule 144(“Rule 144”)

Dear Ladies and Gentlemen:

I would like to have the restrictive legend on my ________________________ shares of Common Stock of the Issuer removed and am submitting this letter to present all facts necessary under Rule 144 of the Securities Act of 1933 to authorize such removal. In this connection, I represent to you and warrant as follows:

1.	I am not an underwriter with respect to the Shares, nor will any future sale of the Shares be part of a distribution of securities of the Issuer.

2.	I am not currently an affiliate of the Issuer, as defined within the meaning of Rule 144 (a), and have not been an affiliate of the Issuer for a period of three months prior to the date hereof.

3.	The Shares are fully paid and a minimum of one year has elapsed since the date that the Shares were acquired from the Issuer or an affiliate thereof as described in Rule 144.

4.
I am not aware of any material information with regard to the Issuer which has not been made public, and will notify the Issuer immediately of any development or occurrence which to the knowledge of the undersigned would render any of the foregoing inaccurate.

I am familiar with the aforesaid Rule 144 and agree that, in connection with the matters described above, you and your counsel, Pillsbury Winthrop Shaw Pittman LLP are relying on the statements made herein. Pillsbury Winthrop Shaw Pittman LLP may rely on such statements as if this letter were addressed to them.

Very truly yours,